As filed with the Securities and Exchange Commission on July 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

__________________________

VIKING THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1073877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9920 Pacific Heights Blvd, Suite 500

San Diego, CA 92121

(858) 704-4660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________

Brian Lian, Ph.D.

President and Chief Executive Officer

Viking Therapeutics, Inc.

9920 Pacific Heights Blvd, Suite 500

San Diego, CA 92121

(858) 704-4660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________

With copies to:

Jeffrey T. Hartlin, Esq.
Samantha H. Eldredge, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

(650) 320-1800

__________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐

Non-accelerated filer ☐	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains two prospectuses:

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a base prospectus, which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings; and
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a sales agreement prospectus, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $500,000,000 of our common stock that may be issued and sold under a sales agreement with Stifel, Nicolaus & Company, Incorporated, Piper Sandler & Co., Cantor Fitzgerald & Co., Oppenheimer & Co. Inc. and Canaccord Genuity LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

PROSPECTUS

Viking Therapeutics, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Depositary Shares

We may offer and sell, from time to time in one or more offerings, any combination of the securities identified above, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, rights, units or depositary shares.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus, the applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “VKTX”. On July 28, 2026, the last reported sales price for our common stock was $33.86 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities and that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section entitled “Important Information Incorporated by Reference”, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any free writing prospectuses, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

For investors outside the United States: neither we nor any of our respective affiliates have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities and the distribution of this prospectus outside the United States.

Unless the context otherwise requires, the terms “Viking,” “the Company,” “we,” “us” and “our” in this prospectus refer to Viking Therapeutics, Inc. and its consolidated subsidiary.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus include, but are not limited to, statements about:

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risks and uncertainties associated with our research and development activities, including our clinical trials and preclinical studies, and the timing for commencing, completing and announcing results for such trials and studies;
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the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for our product candidates;
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the potential market opportunities for commercializing our product candidates;
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our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and our ability to serve such markets;
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estimates of our expenses, future revenue, capital requirements and our needs for additional financing;
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our ability to develop, acquire and advance our product candidates into, and successfully complete, clinical trials and preclinical studies, and obtain regulatory approvals;
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the implementation of our business model and strategic plans for our business and product candidates;
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the initiation, cost, timing, progress and results of future and current preclinical studies and clinical trials, and our research and development programs;
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new product candidates;
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the terms of future licensing arrangements, and whether we can enter into such arrangements at all;
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timing and receipt, or payments, of licensing and milestone revenues, if any;
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the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, and our ability to operate our business without infringing the intellectual property rights of others;
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regulatory developments in the United States and foreign countries;
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the performance of our third-party suppliers and manufacturers;
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our ability to maintain and establish collaborations or obtain additional funding;
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the success of competing therapies that are currently or may become available;
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our use of proceeds from the sale of securities under this prospectus;
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our financial performance; and
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developments and projections relating to our competitors and our industry.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

We have based the forward-looking statements contained in this prospectus, the applicable prospectus supplement and any related free-writing prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 11, 2026, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on April 30, 2026, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as filed with the SEC on July 29, 2026, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, the applicable prospectus supplement and any related free-writing prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements contained in this prospectus, the applicable prospectus supplement and any related free-writing prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our common stock, preferred stock, debt securities, warrants, rights, units or depositary shares, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase shares of our common stock or preferred stock, or our debt securities, warrants, rights, units or depositary shares, you should read this entire prospectus, the applicable prospectus supplement and any related free-writing prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

We are a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders.

In January 2022, we announced the initiation of a Phase 1 single ascending dose, or SAD, and multiple ascending dose, or MAD, clinical trial of VK2735, a novel dual agonist of the glucagon-like peptide 1, or GLP-1, and glucose-dependent insulinotropic polypeptide, or GIP, receptors. VK2735 is being developed in both oral and subcutaneous formulations for the potential treatment of various metabolic disorders such as obesity.

In March 2023, we announced the completion of the Phase 1 trial. The study was a randomized, double-blind, placebo-controlled, SAD and MAD study in healthy adults. The primary objectives of the study included evaluation of the safety and tolerability of single and multiple doses of VK2735 delivered subcutaneously and the identification of VK2735 doses suitable for further clinical development. Study investigators also evaluated the pharmacokinetics of single and multiple doses of VK2735. Based upon the results from this Phase 1 study, in September 2023, we initiated the VENTURE study, a Phase 2 clinical trial of VK2735 in patients with obesity.

The Phase 2 VENTURE study was a randomized, double-blind placebo-controlled study to evaluate the safety, tolerability, pharmacokinetics and weight loss efficacy of VK2735, administered subcutaneously, once weekly. The 13-week study enrolled adults who were obese (BMI >= 30 kg/m2) or adults who were overweight (BMI >= 27 kg/m2) with at least one weight-related co-morbidity condition. The primary endpoint of the study was the percent change in body weight from baseline to week 13, with secondary and exploratory endpoints evaluating a range of additional safety and efficacy measures. In October 2023, we announced completion of patient enrollment in the Phase 2 VENTURE study and on February 27, 2024, we announced that patients receiving weekly doses of VK2735 demonstrated statistically significant reductions in mean body weight after 13 weeks, ranging up to 14.7% from baseline. Patients receiving VK2735 also demonstrated statistically significant reductions in mean body weight relative to placebo, ranging up to 13.1%. VK2735 demonstrated encouraging safety and tolerability following 13 weeks of once-weekly dosing.

In June 2025, we announced the initiation of two Phase 3 clinical studies to evaluate the subcutaneous formulation of VK2735, VANQUISH-1 and VANQUISH-2. In November 2025, we announced completion of patient enrollment in the VANQUISH-1 study. In March 2026, we announced the completion of patient enrollment in the VANQUISH-2 study.

In March 2023, we announced the initiation of a Phase 1 clinical study to evaluate a novel oral formulation of VK2735. The study, which was an extension of our completed Phase 1 evaluation of subcutaneously administered VK2735, evaluated daily oral doses for 28 days. In March 2024, we announced that the 28-day MAD study results highlighted positive signs of clinical activity following treatment with oral VK2735. Cohorts receiving VK2735 demonstrated dose-dependent reductions in mean body weight from baseline, ranging up to approximately 5.3%. Oral VK2735 demonstrated encouraging safety and tolerability following 28 days of once-daily dosing.

In January 2025, we announced the initiation of a Phase 2 clinical trial of the oral tablet formulation of VK2735, and in August 2025, we announced positive top-line results from the trial. The Phase 2 VENTURE-Oral Dosing trial successfully achieved its primary and secondary endpoints, with patients receiving oral VK2735 demonstrating statistically significant reductions in body weight compared with placebo, ranging up to 12.2% from baseline. Additionally, the trial showed oral VK2735 treatment to be safe and well-tolerated through 13 weeks of daily dosing with the majority of treatment emergent adverse events being categorized as mild or moderate. We expect to initiate Phase 3 oral dosing studies in the fourth quarter of 2026.

In October 2025, we announced the initiation of an exploratory maintenance dosing study of VK2735. This study is intended to explore the feasibility of various VK2735 maintenance dosing regimens utilizing either the oral tablet or the subcutaneous formulation to sustain the initial weight loss achieved following subcutaneous dosing. In January 2026, we announced completion of enrollment in this study.

In March 2025, we entered into broad, multi-year manufacturing agreements, or the Manufacturing Agreements, with Corden Pharma Colorado, Inc. and its affiliates, or CordenPharma, covering both the active pharmaceutical ingredient, or API, and final finished product supply for VK2735.

Under the terms of the Manufacturing Agreements, we have secured dedicated capacity for the annual manufacture and supply of multiple metric tons of VK2735 API. In addition, CordenPharma will provide fill/finish capacity for both the injectable and oral formulations of VK2735. This includes dedicated manufacturing lines and an annual commitment to supply 100 million autoinjectors and an additional 100 million vial and syringe products for the subcutaneous formulation, as well as an annual capacity of over one billion oral VK2735 tablets. These API and final finished product capacities are further expandable at our option. In exchange for dedicated API and fill/finish capacity, we will make prepayments to CordenPharma, to be paid over the period from 2026 to 2028. These prepayments will be fully credited against future orders.

In 2024, we announced a new, internally developed Dual Amylin and Calcitonin Receptor Agonist, or DACRA, program for the treatment of obesity and highlighted the effects of treatment on body weight, food intake and metabolic profile in both healthy rats and in diet-induced obese mice. The results demonstrated that our DACRAs reduced food intake in lean rats in the period from 0 – 72 hours following a single subcutaneous dose. In April 2026, we announced that we filed an IND application for our Novel Amylin Agonist VK3019. In June 2026, we announced the initiation of a Phase 1 SAD clinical trial evaluating VK3019.

We are also developing VK2809, which is an orally available, tissue and receptor-subtype selective agonist of the thyroid hormone receptor beta, or TRß. In November 2019, we initiated the VOYAGE study, a Phase 2b clinical trial of VK2809 in patients with biopsy-confirmed non-alcoholic steatohepatitis, or NASH/MASH.

The VOYAGE study was a randomized, double-blind, placebo-controlled, multicenter trial designed to assess the efficacy, safety and tolerability of VK2809 in patients with biopsy-confirmed NASH/MASH and fibrosis ranging from stages F1 to F3. The primary endpoint of the study evaluated the relative change in liver fat content, as assessed by magnetic resonance imaging, proton density fat fraction, or MRI-PDFF, from baseline to week 12 in subjects treated with VK2809 as compared to placebo. Secondary objectives included evaluation of histologic changes assessed by hepatic biopsy after 52 weeks of dosing.

In January 2023, we announced completion of patient enrollment in the VOYAGE study and in May 2023 we reported that the VOYAGE study successfully achieved its primary endpoint, with patients receiving VK2809 experiencing statistically significant reductions in liver fat content from baseline to Week 12 as compared to placebo.

In June 2024, we announced positive 52-week histologic data from the VOYAGE study with up to 75% of patients treated with VK2809 achieving NASH/MASH resolution with no worsening of fibrosis as compared to 29% for placebo (p=0.0001), up to 57% of VK2809-treated patients achieving ≥1-stage improvement in fibrosis with no worsening of NASH/MASH as compared to 34% for placebo (p<0.05) and up to 48% of VK2809-treated patients achieving both resolution of NASH/MASH and a ≥1-stage improvement in fibrosis as compared to 20% for placebo (p=0.01). Adverse events, including gastrointestinal-related adverse events, were similar among VK2809-treated patients vs. placebo at week 52 and consistent with prior data reported at week 12. VK2809 has been evaluated in eight completed clinical studies, which enrolled more than 400 subjects.

We are also developing VK0214, which is also an orally available, tissue and receptor-subtype selective agonist of TRß for X-linked adrenoleukodystrophy, or X-ALD, a rare X-linked, inherited neurological disorder characterized by a breakdown in the protective barriers surrounding brain and nerve cells. The disease, for which there is no approved treatment, is caused by mutations in a peroxisomal transporter of very long chain fatty acids, or VLCFA, known as ABCD1. As a result, transporter function is impaired and patients are unable to efficiently metabolize VLCFA. The TRß receptor is known to regulate expression of an alternative VLCFA transporter, known as ABCD2. Various preclinical models have demonstrated that increased expression of ABCD2 can lead to normalization of VLCFA metabolism. Preliminary data suggest that VK0214 stimulates ABCD2 expression in an in vitro model and reduces VLCFA levels in an in vivo model of X-ALD.

In June 2021, we initiated a Phase 1b clinical trial of VK0214 in patients with X-ALD. This trial was a multi-center, randomized, double-blind, placebo-controlled study in adult male patients with the adrenomyeloneuropathy, or AMN, form of X-ALD. The study enrolled patients across three cohorts: placebo, VK0214 20 mg daily, and VK0214 40 mg daily.

The primary objectives of the study were to evaluate the safety and tolerability of VK0214 administered once-daily over a 28-day dosing period. Secondary objectives included an evaluation of the pharmacokinetics of VK0214 following 28 days of dosing in this population. An exploratory objective was to evaluate the effects of VK0214 on plasma levels of VLCFAs in subjects with AMN. In October 2024, we announced results from the Phase 1b clinical trial, which showed VK0214 to be safe and well-tolerated following once-daily dosing over the 28-day study period. In addition, significant reductions were observed in plasma levels of VLCFAs and other lipids, as compared to placebo. Our intent is to pursue partnering or licensing opportunities for VK0214 prior to conducting additional clinical studies.

Other programs include VK5211, an orally available, non-steroidal selective androgen receptor modulator. In November 2017, we announced positive top-line results from a Phase 2 proof-of-concept clinical trial in 108 patients recovering from non-elective hip fracture surgery. Top-line data showed that the trial achieved its primary endpoint, demonstrating statistically significant, dose-dependent increases in total lean body mass, less head, following treatment with VK5211 as compared to placebo. The study also achieved certain secondary endpoints, demonstrating statistically significant increases in appendicular lean body mass and total lean body mass for all doses of VK5211, compared to placebo. VK5211 demonstrated encouraging safety and tolerability in this study, with no drug-related serious adverse events reported. Our intent is to continue to pursue partnering or licensing opportunities for VK5211 prior to conducting additional clinical studies.

We were incorporated under the laws of the State of Delaware on September 24, 2012. Since our incorporation, we have devoted most of our efforts towards conducting certain clinical trials and preclinical studies related to our VK2735 subcutaneous, VK2735 oral, VK3019, VK2809, VK0214 and VK5211 programs and towards raising capital and building infrastructure. We obtained exclusive worldwide rights to VK2809, VK0214 and VK5211 and certain other assets pursuant to an exclusive license agreement with Ligand Pharmaceuticals Incorporated, or Ligand. The terms of this license agreement are detailed in a Master License Agreement with Ligand, which we entered into on May 21, 2014, as amended, or the Master License Agreement. A summary of the Master License Agreement can be found under the heading “Agreements with Ligand—Master License Agreement” under Part I, “Item 1. Business” of our Annual Report on Form 10-K filed with the SEC on February 11, 2026.

Corporate Information

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 11, 2026, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on April 30, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as filed with the SEC on July 29, 2026. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

RISK FACTORS

Investing in any securities offered pursuant to this prospectus, the applicable prospectus supplement and any related free writing prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, any related free writing prospectus and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free-writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus, if any, for working capital and general corporate purposes, which may include, without limitation, supporting asset growth and engaging in acquisitions or other business combinations.

The amounts and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. Because it is only a summary of the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock”, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, each of which is included as an exhibit to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 300,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share.

As of June 30, 2026, there were 116,652,937 shares of our common stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the rules and listing standards of The Nasdaq Stock Market LLC, to issue additional shares of our capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, at its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors, and it establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election at each annual meeting of our stockholders with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Holders of our common stock are not entitled to preemptive rights, and our common stock is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our common stock are, and the shares of our common stock to be issued pursuant to this prospectus or which may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, or upon exercise of warrants, units or rights to be issued pursuant to this prospectus, will be, fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Equity Awards

As of June 30, 2026, options to purchase 5,990,015 shares of our common stock with a weighted-average exercise price of $17.83 per share were outstanding; restricted stock awards representing an aggregate of 30,211 shares of our common stock were unvested and outstanding; and restricted stock units representing 1,813,501 shares of our common stock were outstanding.

Anti-Takeover Provisions

Certain provisions of Delaware law, along with certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, regulating corporate takeovers. In general, those provisions prohibit a public Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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the transaction is approved by the board of directors before the date the interested stockholder attained that status;
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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
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on or after the date of the transaction, the transaction is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines a business combination to include the following:

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any merger or consolidation involving the corporation and the interested stockholder;
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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning, or who within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes relating to the control of our board of directors or management team, including the following:

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Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors can be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.
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Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of our company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
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Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder (in the capacity as a stockholder) from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
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No Cumulative Voting. The DGCL provides that stockholders may cumulate votes in the election of directors if the corporation’s certificate of incorporation allows for such mechanism. Our amended and restated certificate of incorporation does not provide for cumulative voting.
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Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

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Choice of Forum. Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware, or the Court of Chancery, shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding on behalf of us, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders, (c) any action asserting a claim against us, our directors, officers or employees arising pursuant to our amended and restated bylaws, our amended and restated certificate of incorporation or the DGCL, (d) any action asserting a claim against us or our directors, officers or employees governed by the internal affairs doctrine, or (e) any action to interpret, apply, enforce or determine the validity of our amended and restated bylaws or our amended and restated certificate of incorporation, except for, as to each of clauses (a) through (e), any claim (i) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), or (ii) for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. However, our amended and restated bylaws do not relieve us of our duty to comply with federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. This exclusive forum provision in our amended and restated bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Furthermore, the enforceability of similar choice of forum provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
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Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the affirmative vote of the holders of at least 66 2/3% of our then outstanding common stock.
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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “VKTX”.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

The debt securities will be issued under an indenture between Viking and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

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the title of the debt securities;
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the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;
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any limit on the aggregate principal amount of the debt securities;
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the date or dates on which we will pay the principal on the debt securities;
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the form of the debt securities;
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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
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the place or places where principal of and interest on the debt securities will be payable;
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the applicability of any guarantees;
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the terms and conditions upon which we may redeem the debt securities;
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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global debt security and the form of any legend or legends to be borne by any such global debt security in addition to or in lieu of the legend referred to in the indenture;
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the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;
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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
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the currency of denomination of the debt securities;
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the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;
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if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
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the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
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any provisions relating to any security provided for the debt securities;
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the terms of the subordination of any series of the debt securities;
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restrictions on transfer, sale or other assignment of the debt securities, if any;
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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
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the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;
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with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;
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any provisions granting special rights to holders when a specified event occurs;
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any addition to or change in the provisions relating to or dealing with defeasance;
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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
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any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global debt securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Viking, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change in Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

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we are the surviving corporation or the successor person (if other than our Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and under the indenture;
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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and
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certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
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default in the payment of principal of any debt security of that series when due and payable;
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default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
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certain events of bankruptcy, insolvency or reorganization of our company; and
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any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
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reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
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reduce the principal amount of discount securities payable upon acceleration of maturity;
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waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
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make the principal of or interest on any debt security payable in currency other than that stated in the debt security;
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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or
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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and
•
any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

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direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or
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obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act of 1939, as amended), it must eliminate such conflict or resign.

Regarding Payments and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us, except that unless we indicate otherwise in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we indicate otherwise in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in the applicable prospectus supplements and free-writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series.

Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus we authorize for use in connection with the specific offering. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or we will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free-writing prospectuses we have authorized for use in connection with a specific offering, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General Matters

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

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the title of such securities;
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the offering price or prices and aggregate number of warrants offered;
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the currency or currencies for which the warrants may be purchased;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
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if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;
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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
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the terms of any rights to redeem or call the warrants;
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the terms of any rights to force the exercise of the warrants;
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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
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the dates on which the right to exercise the warrants will commence and expire;
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the manner in which the warrant agreements and warrants may be modified;
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a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
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the terms of the securities issuable upon exercise of the warrants; and
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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase common stock, preferred stock, debt securities, warrants, units and/or any of the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, debt securities, warrants, units or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

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the title of the rights;
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the date of determining the stockholders entitled to the rights distribution;
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the title, aggregate number or amount of underlying securities purchasable upon exercise of the rights;
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the exercise price;
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the currencies in which the rights are being offered;
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the aggregate number of rights issued;
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whether the rights are transferable and the date, if any, on and after which the rights will be separately transferable;
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the date on which the right to exercise the rights will commence and the date on which the right to exercise the rights will expire;
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the method by which holders of rights will be entitled to exercise;
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the conditions to the completion of the offering, if any;
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the withdrawal, termination and cancellation rights, if any;
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whether there are backstop or standby purchasers and the terms of their commitment, if any;
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whether stockholders are entitled to oversubscription rights, if any; and
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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable, including any provisions for modifying any of the terms of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights or subscription agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free-writing prospectus we authorize for use in connection with a specific offering of units, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or we will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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the title of the series of units;
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identification and description of the separate constituent securities comprising the units;
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the price or prices at which the units will be issued;
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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
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a discussion of certain U.S. federal income tax considerations applicable to the units; and
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any other terms of the units and their constituent securities.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary, referred to as the preferred stock depositary, shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries only. These summaries are not complete and we may modify any of the terms of the depositary shares described in this prospectus in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the deposit agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

No distribution will be made relating to any depositary share that represents any preferred stock converted into other securities.

Withdrawal of Stock

Assuming we have not previously called for redemption or converted into other securities the related depositary shares, upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will no longer be entitled to receive depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable relating to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

From and after the date fixed for redemption:

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all dividends relating to the shares of preferred stock called for redemption will cease to accrue;
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the depositary shares called for redemption will no longer be deemed to be outstanding; and
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all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

Any funds we deposit with the preferred stock depositary for redemption of depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary’s negligence or willful misconduct.

Liquidation Preference

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as specified in the applicable prospectus supplement.

Conversion of Depositary Shares

The depositary shares will not be convertible into common stock or any of our other securities or property, unless we so specify in the applicable prospectus supplement relating to an offering of depositary shares.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “—Charges of Preferred Stock Depositary”, or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 30 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

When we direct the preferred stock depositary to do so, the preferred stock depositary will terminate the deposit agreement by mailing a notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. In addition, the preferred stock depositary may terminate the deposit agreement if at any time 45 days have passed since the preferred stock depositary has delivered to us a written notice of its election to resign and a successor preferred stock depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices, other than the notice of termination, or perform any further acts under the deposit agreement, except as provided below and except that the preferred stock depositary will continue to collect dividends on the preferred stock and other distributions with respect to the preferred stock and will continue to deliver the preferred stock together with any dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for any depositary receipts that are surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money or other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

In addition, the deposit agreement will automatically terminate if:

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all outstanding depositary shares have been redeemed; or
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there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock.

Charges of Preferred Stock Depositary

We will pay all fees, charges and expenses of the preferred stock depositary in connection with its performance of the deposit agreement, except for any taxes and other governmental charges and except as provided in the deposit agreement. Holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the acting preferred stock depositary will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 45 days after delivery of the notice of resignation or removal.

Miscellaneous

The preferred stock depositary will make available for inspection to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock represented by depositary shares unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary shares for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give this information, and on documents we believe in good faith to be genuine and signed by a proper party.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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how it handles securities payments and notices;
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whether it imposes fees or charges;
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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;
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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;
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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;
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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do the same; and
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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

A global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
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if we notify any applicable trustee that we wish to terminate that global security; or
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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers or through any combination of the foregoing. We may distribute securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

In addition, we may issue the securities as a dividend or distribution to our existing securityholders.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms of the offering of the securities, including, to the extent applicable:

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the name or names of the agents, dealers or underwriters, if any;
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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
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any over-allotment options under which underwriters may purchase additional securities from us;
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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
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any public offering price;
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any discounts or concessions allowed or re-allowed or paid to dealers; and
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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts.

In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Viking Therapeutics, Inc. and Subsidiaries as of December 31, 2025 and for the year then ended, incorporated in this prospectus by reference from Viking Therapeutics, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2025, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in its report thereon, and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Viking Therapeutics, Inc. and Subsidiaries as of December 31, 2024 and for the year then ended, incorporated in this prospectus by reference from Viking Therapeutics, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2025, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report thereon, and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Viking Therapeutics, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 11, 2026;
(b)

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2026;

(c)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026;
(d)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 29, 2026;
(e)	Our Current Report on Form 8-K filed with the SEC on May 26, 2026; and
(f)

The description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-37355), filed with the SEC on April 23, 2015, including any amendments or reports filed for the purpose of updating such description, including the description of common stock contained in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 10, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Viking Therapeutics, Inc.

9920 Pacific Heights Blvd, Suite 500

San Diego, California 92121

Telephone Number: (858) 704-4660

PROSPECTUS

Viking Therapeutics, Inc.

Up to $500,000,000
Common Stock

____________________

We have entered into an At-the-Market Equity Offering Sales Agreement, or the Sales Agreement, with Stifel, Nicolaus & Company, Incorporated, or Stifel, Piper Sandler & Co., or Piper Sandler, Cantor Fitzgerald & Co., or Cantor, Oppenheimer & Co. Inc., or Oppenheimer & Co., and Canaccord Genuity LLC, or Canaccord Genuity, each of whom we refer to as an Agent, and together as the Agents, to offer and sell up to $500.0 million of our common stock, $0.00001 par value per share, offered by this prospectus.

In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock at any time and from time to time through or to the Agents as sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The aggregate compensation payable to the Agents shall be equal to 3.0% of the gross sales price of the shares sold through the Agents pursuant to the Sales Agreement. In connection with the sale of the common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts.

Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf any shares to be offered by us under the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VKTX.” On July 28, 2026, the closing price of our common stock on the Nasdaq Capital Market was $33.86 per share.

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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of certain risks you should consider before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

Stifel	Piper Sandler	Cantor	Oppenheimer & Co.	Canaccord Genuity

The date of this prospectus is July 29, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus describes the specific terms of this offering.

This prospectus relates only to an offering of up to $500.0 million of shares of our common stock through the Agents. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into among us and the Agents on July 29, 2026, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

We urge you to carefully read this prospectus, the documents incorporated by reference herein and therein and the additional information in the section of this prospectus entitled “Information Incorporated by Reference; Where You Can Find More Information” before buying any of the securities being offered under this prospectus. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus, the documents incorporated by reference herein and any free-writing prospectus we may provide you. We have not, and the Agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “Viking,” “the Company,” “we,” “us” and “our” in this prospectus refer to Viking Therapeutics, Inc. and its consolidated subsidiary.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus include, but are not limited to, statements about:

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risks and uncertainties associated with our research and development activities, including our clinical trials and preclinical studies, and the timing for commencing, completing and announcing results for such trials and studies;
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the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for our product candidates;
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the potential market opportunities for commercializing our product candidates;
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our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and our ability to serve such markets;
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estimates of our expenses, future revenue, capital requirements and our needs for additional financing;
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our ability to develop, acquire and advance our product candidates into, and successfully complete, clinical trials and preclinical studies, and obtain regulatory approvals;
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the implementation of our business model and strategic plans for our business and product candidates;
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the initiation, cost, timing, progress and results of future and current preclinical studies and clinical trials, and our research and development programs;
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new product candidates;
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the terms of future licensing arrangements, and whether we can enter into such arrangements at all;
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timing and receipt, or payments, of licensing and milestone revenues, if any;
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the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, and our ability to operate our business without infringing the intellectual property rights of others;
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regulatory developments in the United States and foreign countries;
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the performance of our third-party suppliers and manufacturers;
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our ability to maintain and establish collaborations or obtain additional funding;
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the success of competing therapies that are currently or may become available;
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our use of proceeds from this offering;
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our financial performance; and
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developments and projections relating to our competitors and our industry.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

We have based the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors described herein and the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 11, 2026, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on April 30, 2026, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as filed with the SEC on July 29, 2026, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Viking and this offering, you should carefully read this prospectus, including the information incorporated by reference into this prospectus, in its entirety. Investing in our securities involves risks that are described in the section of this prospectus entitled “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and in our other filings with the SEC.

The Company

We are a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders.

In January 2022, we announced the initiation of a Phase 1 single ascending dose, or SAD, and multiple ascending dose, or MAD, clinical trial of VK2735, a novel dual agonist of the glucagon-like peptide 1, or GLP-1, and glucose-dependent insulinotropic polypeptide, or GIP, receptors. VK2735 is being developed in both oral and subcutaneous formulations for the potential treatment of various metabolic disorders such as obesity.

In March 2023, we announced the completion of the Phase 1 trial. The study was a randomized, double-blind, placebo-controlled, SAD and MAD study in healthy adults. The primary objectives of the study included evaluation of the safety and tolerability of single and multiple doses of VK2735 delivered subcutaneously and the identification of VK2735 doses suitable for further clinical development. Study investigators also evaluated the pharmacokinetics of single and multiple doses of VK2735. Based upon the results from this Phase 1 study, in September 2023, we initiated the VENTURE study, a Phase 2 clinical trial of VK2735 in patients with obesity.

The Phase 2 VENTURE study was a randomized, double-blind, placebo-controlled study to evaluate the safety, tolerability, pharmacokinetics and weight loss efficacy of VK2735, administered subcutaneously, once weekly. The 13-week study enrolled adults who were obese (BMI >= 30 kg/m2) or adults who were overweight (BMI >= 27 kg/m2) with at least one weight-related co-morbidity condition. The primary endpoint of the study was the percent change in body weight from baseline to week 13, with secondary and exploratory endpoints evaluating a range of additional safety and efficacy measures. In October 2023, we announced completion of patient enrollment in the Phase 2 VENTURE study and on February 27, 2024, we announced that patients receiving weekly doses of VK2735 demonstrated statistically significant reductions in mean body weight after 13 weeks, ranging up to 14.7% from baseline. Patients receiving VK2735 also demonstrated statistically significant reductions in mean body weight relative to placebo, ranging up to 13.1%. VK2735 demonstrated encouraging safety and tolerability following 13 weeks of once-weekly dosing.

In June 2025, we announced the initiation of two Phase 3 clinical studies to evaluate the subcutaneous formulation of VK2735, VANQUISH-1 and VANQUISH-2. In November 2025, we announced completion of patient enrollment in the VANQUISH-1 study. In March 2026, we announced the completion of patient enrollment in the VANQUISH-2 study.

In March 2023, we announced the initiation of a Phase 1 clinical study to evaluate a novel oral formulation of VK2735. The study, which was an extension of our completed Phase 1 evaluation of subcutaneously administered VK2735, evaluated daily oral doses for 28 days. In March 2024, we announced that the 28-day MAD study results highlighted positive signs of clinical activity following treatment with oral VK2735. Cohorts receiving VK2735 demonstrated dose-dependent reductions in mean body weight from baseline, ranging up to approximately 5.3%. Oral VK2735 demonstrated encouraging safety and tolerability following 28 days of once-daily dosing.

In January 2025, we announced the initiation of a Phase 2 clinical trial of the oral tablet formulation of VK2735, and in August 2025, we announced positive top-line results from the trial. The Phase 2 VENTURE-Oral Dosing trial successfully achieved its primary and secondary endpoints, with patients receiving oral VK2735 demonstrating statistically significant reductions in body weight compared with placebo, ranging up to 12.2% from baseline. Additionally, the trial showed oral VK2735 treatment to be safe and well-tolerated through 13 weeks of daily dosing with the majority of treatment emergent adverse events being categorized as mild or moderate. We expect to initiate Phase 3 oral dosing studies in the fourth quarter of 2026.

In October 2025, we announced the initiation of an exploratory maintenance dosing study of VK2735. This study is intended to explore the feasibility of various VK2735 maintenance dosing regimens utilizing either the oral tablet or the subcutaneous formulation to sustain the initial weight loss achieved following subcutaneous dosing. In January 2026, we announced completion of enrollment in this study.

In March 2025, we entered into broad, multi-year manufacturing agreements, or the Manufacturing Agreements, with Corden Pharma Colorado, Inc. and its affiliates, or CordenPharma, covering both the active pharmaceutical ingredient, or API, and final finished product supply for VK2735.

Under the terms of the Manufacturing Agreements, we have secured dedicated capacity for the annual manufacture and supply of multiple metric tons of VK2735 API. In addition, CordenPharma will provide fill/finish capacity for both the injectable and oral formulations of VK2735. This includes dedicated manufacturing lines and an annual commitment to supply 100 million autoinjectors and an additional 100 million vial and syringe products for the subcutaneous formulation, as well as an annual capacity of over one billion oral VK2735 tablets. These API and final finished product capacities are further expandable at our option. In exchange for dedicated API and fill/finish capacity, we will make prepayments to CordenPharma, to be paid over the period from 2026 to 2028. These prepayments will be fully credited against future orders.

In 2024, we announced a new, internally developed Dual Amylin and Calcitonin Receptor Agonist, or DACRA, program for the treatment of obesity and highlighted the effects of treatment on body weight, food intake and metabolic profile in both healthy rats and in diet-induced obese mice. The results demonstrated that our DACRAs reduced food intake in lean rats in the period from 0 – 72 hours following a single subcutaneous dose. In April 2026, we announced that we filed an IND application for our Novel Amylin Agonist VK3019. In June 2026, we announced the initiation of a Phase 1 SAD clinical trial evaluating VK3019.

We are also developing VK2809, which is an orally available, tissue and receptor-subtype selective agonist of the thyroid hormone receptor beta, or TRß. In November 2019, we initiated the VOYAGE study, a Phase 2b clinical trial of VK2809 in patients with biopsy-confirmed non-alcoholic steatohepatitis, or NASH/MASH.

The VOYAGE study was a randomized, double-blind, placebo-controlled, multicenter trial designed to assess the efficacy, safety and tolerability of VK2809 in patients with biopsy-confirmed NASH/MASH and fibrosis ranging from stages F1 to F3. The primary endpoint of the study evaluated the relative change in liver fat content, as assessed by magnetic resonance imaging, proton density fat fraction, or MRI-PDFF, from baseline to week 12 in subjects treated with VK2809 as compared to placebo. Secondary objectives included evaluation of histologic changes assessed by hepatic biopsy after 52 weeks of dosing.

In January 2023, we announced completion of patient enrollment in the VOYAGE study and in May 2023 we reported that the VOYAGE study successfully achieved its primary endpoint, with patients receiving VK2809 experiencing statistically significant reductions in liver fat content from baseline to Week 12 as compared to placebo.

In June 2024, we announced positive 52-week histologic data from the VOYAGE study with up to 75% of patients treated with VK2809 achieving NASH/MASH resolution with no worsening of fibrosis as compared to 29% for placebo (p=0.0001), up to 57% of VK2809-treated patients achieving ≥1-stage improvement in fibrosis with no worsening of NASH/MASH as compared to 34% for placebo (p<0.05) and up to 48% of VK2809-treated patients achieving both resolution of NASH/MASH and a ≥1-stage improvement in fibrosis as compared to 20% for placebo (p=0.01). Adverse events, including gastrointestinal-related adverse events, were similar among VK2809-treated patients vs. placebo at week 52 and consistent with prior data reported at week 12. VK2809 has been evaluated in eight completed clinical studies, which enrolled more than 400 subjects.

We are also developing VK0214, which is also an orally available, tissue and receptor-subtype selective agonist of TRß for X-linked adrenoleukodystrophy, or X-ALD, a rare X-linked, inherited neurological disorder characterized by a breakdown in the protective barriers surrounding brain and nerve cells. The disease, for which there is no approved treatment, is caused by mutations in a peroxisomal transporter of very long chain fatty acids, or VLCFA, known as ABCD1. As a result, transporter function is impaired and patients are unable to efficiently metabolize VLCFA. The TRß receptor is known to regulate expression of an alternative VLCFA transporter, known as ABCD2. Various preclinical models have demonstrated that increased expression of ABCD2 can lead to normalization of VLCFA metabolism. Preliminary data suggest that VK0214 stimulates ABCD2 expression in an in vitro model and reduces VLCFA levels in an in vivo model of X-ALD.

In June 2021, we initiated a Phase 1b clinical trial of VK0214 in patients with X-ALD. This trial was a multi-center, randomized, double-blind, placebo-controlled study in adult male patients with the adrenomyeloneuropathy, or AMN, form of X-ALD. The study enrolled patients across three cohorts: placebo, VK0214 20 mg daily, and VK0214 40 mg daily.

The primary objectives of the study were to evaluate the safety and tolerability of VK0214 administered once-daily over a 28-day dosing period. Secondary objectives included an evaluation of the pharmacokinetics of VK0214 following 28 days of dosing in this population. An exploratory objective was to evaluate the effects of VK0214 on plasma levels of VLCFAs in subjects with AMN. In October 2024, we announced results from the Phase 1b clinical trial, which showed VK0214 to be safe and well-tolerated following once-daily dosing over the 28-day study period. In addition, significant reductions were observed in plasma levels of VLCFAs and other lipids, as compared to placebo. Our intent is to pursue partnering or licensing opportunities for VK0214 prior to conducting additional clinical studies.

Other programs include VK5211, an orally available, non-steroidal selective androgen receptor modulator. In November 2017, we announced positive top-line results from a Phase 2 proof-of-concept clinical trial in 108 patients recovering from non-elective hip fracture surgery. Top-line data showed that the trial achieved its primary endpoint, demonstrating statistically significant, dose-dependent increases in total lean body mass, less head, following treatment with VK5211 as compared to placebo. The study also achieved certain secondary endpoints, demonstrating statistically significant increases in appendicular lean body mass and total lean body mass for all doses of VK5211, compared to placebo. VK5211 demonstrated encouraging safety and tolerability in this study, with no drug-related serious adverse events reported. Our intent is to continue to pursue partnering or licensing opportunities for VK5211 prior to conducting additional clinical studies.

We were incorporated under the laws of the State of Delaware on September 24, 2012. Since our incorporation, we have devoted most of our efforts towards conducting certain clinical trials and preclinical studies related to our VK2735 subcutaneous, VK2735 oral, VK3019, VK2809, VK0214 and VK5211 programs and towards raising capital and building infrastructure. We obtained exclusive worldwide rights to VK2809, VK0214 and VK5211 and certain other assets pursuant to an exclusive license agreement with Ligand Pharmaceuticals Incorporated, or Ligand. The terms of this license agreement are detailed in a Master License Agreement with Ligand, which we entered into on May 21, 2014, as amended, or the Master License Agreement. A summary of the Master License Agreement can be found under the heading “Agreements with Ligand—Master License Agreement” under Part I, “Item 1. Business” of our Annual Report on Form 10-K filed with the SEC on February 11, 2026.

Corporate Information

We were incorporated under the laws of the State of Delaware on September 24, 2012. Our principal executive offices are located at 9920 Pacific Heights Blvd, Suite 500, San Diego, CA 92121, and our telephone number is (858) 704-4660. Our website address is www.vikingtherapeutics.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Common stock offered by us

Up to an aggregate of $500,000,000 of shares of our common stock pursuant to the Sales Agreement through or to Stifel, Piper Sandler, Cantor, Oppenheimer & Co. or Canaccord Genuity, as sales agent or principal. See “Plan of Distribution” beginning on page S-13 of this prospectus.

Common stock to be outstanding immediately after this offering

Up to 131,419,623 shares (as more fully described in the notes following this table), assuming sales of 14,766,686 shares of our common stock in this offering at an assumed offering price of $33.86 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 28, 2026. The actual number of shares of common stock issued will vary depending on the sales price under this offering.

Manner of offering

“At the market offering” made from time to time through or to the Agents, as sales agent or principal. See the section of this prospectus entitled “Plan of Distribution” beginning on page S-13 for additional detail.

Use of proceeds

We currently intend to use the net proceeds of this offering for the continued clinical development, advancement and commercialization of our VK2735 program, the continued development of our VK3019, VK2809, VK0214 and VK5211 programs and for other general research and development, working capital and general corporate purposes. See the section of this prospectus entitled “Use of Proceeds” beginning on page S-11 for additional detail.

Trading symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “VKTX.”
Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 and other information included or incorporated in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 116,652,937 shares of common stock outstanding as of June 30, 2026, and excludes:

•
5,990,015 shares of our common stock issuable upon the exercise of options outstanding as of June 30, 2026 with a weighted-average exercise price of $17.83 per share;
•
1,813,501 shares of our common stock reserved for future issuance upon vesting of outstanding restricted stock units as of June 30, 2026;
•
15,336,310 shares of our common stock reserved as of June 30, 2026 for future issuance under our 2024 Equity Incentive Plan; and
•
5,462,753 shares of our common stock reserved as of June 30, 2026 for future issuance under our 2024 Employee Stock Purchase Plan.

RISK FACTORS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which are incorporated by reference into this prospectus, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, as well as our other filings with the SEC, include material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus, as well as the other information included in this prospectus, before making an investment decision with respect to our common stock.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for the continued clinical development, advancement and commercialization of our VK2735 program, the continued development of our VK3019, VK2809, VK0214 and VK5211 programs and for other general research and development, working capital and general corporate purposes, as further described in the section of this prospectus entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 14,766,686 shares of our common stock are sold during the term of the Sales Agreement with the Agents at a price of $33.86 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 28, 2026, for aggregate gross proceeds of approximately $500.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $27.09 per share, representing the difference between the assumed offering price per share and our as adjusted net tangible book value per share as of July 28, 2026 after giving effect to this offering. The exercise of outstanding stock options may result in further dilution of your investment. See the section of this prospectus entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

The shares of common stock will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement with the Agents, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with the Agents and compliance with applicable law, we have the discretion to deliver placement notices to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agents after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Agents.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock.

MARKET AND INDUSTRY DATA

This prospectus and the information incorporated by reference herein contain statistical data, estimates, forecasts, projections and other information concerning our industry, our business and the markets for certain diseases, including data regarding the estimated size of those markets and the incidence and prevalence of certain medical conditions. Information that is based on statistical data, estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, medical and general publications, government data, studies and similar data prepared by market research firms and other third parties. These third parties may, in the future, alter the manner in which they conduct surveys and studies regarding the markets in which we operate our business. The market and other estimates included in this prospectus and the information incorporated by reference herein, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed in the section of this prospectus entitled “Risk Factors” and in the other information contained or incorporated by reference in this prospectus.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $500.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sales Agreement with the Agents as a source of financing.

We intend to use the net proceeds, if any, from this offering for the continued clinical development, advancement and commercialization of our VK2735 program, the continued development of our VK3019, VK2809, VK0214 and VK5211 programs and for other general research and development, working capital and general corporate purposes.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in money market funds, certificates of deposit and corporate debt securities.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of June 30, 2026 was approximately $404.3 million, or $3.47 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, or total tangible assets less total liabilities, by the aggregate number of shares of our common stock outstanding as of June 30, 2026. After giving effect to the sale of our common stock during the term of the Sales Agreement with the Agents in the aggregate amount of $500.0 million at an assumed offering price of $33.86 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 28, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $889.1 million, or $6.77 per share of common stock. This represents an immediate increase in the net tangible book value of $3.30 per share to our existing stockholders and an immediate dilution in net tangible book value of $27.09 per share to new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$ 33.86
Net tangible book value per share as of June 30, 2026	$3.47
Increase in net tangible book value per share attributable to this offering	$3.30
As adjusted net tangible book value per share after this offering		$ 6.77
Dilution per share to investors participating in this offering		$ 27.09

The table above assumes for illustrative purposes that an aggregate of 14,766,686 shares of our common stock are sold during the term of the Sales Agreement with the Agents at a price of $33.86 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 28, 2026, for aggregate net proceeds of approximately $484.8 million, after deducting commissions and estimated aggregate offering expenses payable by us. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares pursuant to the Sales Agreement with the Agents are being sold from time to time at various prices.

The above table is based on 116,652,937 shares of our common stock outstanding as of June 30, 2026, and excludes:

•
5,990,015 shares of our common stock issuable upon the exercise of options outstanding as of June 30, 2026 with a weighted-average exercise price of $17.83 per share;
•
1,813,501 shares of our common stock reserved for future issuance upon vesting of outstanding restricted stock units as of June 30, 2026;
•
15,336,310 shares of our common stock reserved as of June 30, 2026 for future issuance under our 2024 Equity Incentive Plan; and
•
5,462,753 shares of our common stock reserved as of June 30, 2026 for future issuance under our 2024 Employee Stock Purchase Plan.

To the extent that options are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there may be further dilution to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated July 29, 2026, with Stifel, Piper Sandler, Cantor, Oppenheimer & Co. and Canaccord Genuity, under which we may offer and sell shares of our common stock, from time to time, having an aggregate gross sales price of up to $500.0 million through or to the Agents, as sales agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common stock upon notice and subject to other conditions.

We will pay the Agents commissions, in cash, for their services in acting as agent in the sale of our common stock. The Agents will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain expenses incurred in connection with the offering of our common stock pursuant to the Sales Agreement, up to a maximum of $75,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $218,000.

Settlement for sales of common stock will occur on the first business day, or such earlier day as is industry practice for regular-way trading, following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf any shares to be offered by us under the Sales Agreement. In connection with the sale of the common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement, or (ii) the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon written notice.

The Agents and their affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California. Duane Morris LLP, New York, New York, is acting as counsel for the Agents in connection with this offering.

EXPERTS

The consolidated financial statements of Viking Therapeutics, Inc. and Subsidiaries as of December 31, 2025 and for the year then ended, incorporated in this prospectus by reference from Viking Therapeutics, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2025, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in its report thereon, and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Viking Therapeutics, Inc. and Subsidiaries as of December 31, 2024 and for the year then ended, incorporated in this prospectus by reference from Viking Therapeutics, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2025, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report thereon, and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 11, 2026;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2026;
•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026;
•
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 29, 2026;
•
Our Current Report on Form 8-K filed with the SEC on May 26, 2026; and
•
The description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-37355), filed with the SEC on April 23, 2015, including any amendments or reports filed for the purpose of updating such description, including the description of common stock contained in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 10, 2023.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus, and (2) if applicable, the date the Agents stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents. Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

Notwithstanding the preceding, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or, if related to Items 2.02 or 7.01, Item 9.01 of any Current Report on Form 8-K that we may, from time to time, furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is incorporated by reference or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above. The registration statement and the documents referred to above are also available on our corporate website at www.vikingtherapeutics.com. Unless specifically listed above, the information contained on the SEC website or our website is not incorporated by reference into this prospectus and you should not consider that information a part of this prospectus. You may obtain a copy of any of these documents at no cost, by writing or telephoning us at the following address:

Viking Therapeutics, Inc.

9920 Pacific Heights Blvd, Suite 500

San Diego, California 92121

Telephone Number: (858) 704-4660

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

Up to $500,000,000

Common Stock

Stifel	Piper Sandler	Cantor	Oppenheimer & Co.	Canaccord Genuity

July 29, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the fees and expenses, other than underwriting discounts or commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except for the registration fee. All of the expenses below will be paid by the Registrant.

SEC registration fee	$(1)
FINRA filing fee	$(2)
Transfer agent’s fees and expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Trustee fees and expenses	$(2)
Printing fees and expenses	$(2)
Miscellaneous fees and expenses	$(2)
Total	$(1)(2)

__________________

(1) In accordance with Rules 456(b) and 457(r) of the Securities Act, the Registrant is deferring payment of all applicable registration fees for the securities offered by this Registration Statement, other than $63,470.04 paid in connection with the sales agreement prospectus included in this Registration Statement.

(2) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the liability of the Registrant’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors are not personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or the Registrant’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant will, under certain circumstances, indemnify any director, officer, employee or agent of the Registrant, subject to any provisions contained in the Registrant’s amended and restated bylaws. The Registrant’s amended and restated bylaws provide that the Registrant will indemnify, to the fullest extent permitted by law, each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss (including, among other things, attorney’s fees and amounts paid in settlement) reasonably incurred or suffered by such director, officer, employee or agent in connection therewith, subject to certain conditions. The Registrant’s amended and restated bylaws also provide the Registrant with the power to, to the extent authorized by the Registrant’s board of directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Registrant to the fullest extent indemnification may be granted to the Registrant’s directors and officers. In addition, the Registrant’s amended and restated bylaws provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to certain exceptions.

The Registrant has entered into separate indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding, subject to certain exceptions. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant’s amended and restated bylaws provide that the Registrant may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant maintains insurance under which, subject to the limitations of the insurance policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

Item 16. Exhibits

Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number
1.1†	Form of Underwriting Agreement.

1.2	At-The-Market Equity Offering Sales Agreement, dated as of July 29, 2026, by and among Viking Therapeutics, Inc., Stifel, Nicolaus & Company, Incorporated, Piper Sandler & Co., Cantor Fitzgerald & Co., Oppenheimer & Co. Inc. and Canaccord Genuity LLC.	10-Q	7/29/2026	10.1

3.1	Amended and Restated Certificate of Incorporation.	S-1	7/1/2014	3.3

3.2	Amended and Restated Bylaws.	8-K	5/11/2023	3.1

4.1	Form of Common Stock Certificate.	S-1	7/1/2014	4.1

4.2*	Form of Indenture, between the Registrant and one or more trustees to be named.

4.3†	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.4†	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.5†	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.6†	Form of Debt Securities.

4.7†	Form of Deposit Agreement.

4.8†	Form of Depositary Receipt.

4.9†	Form of Rights Agreement.

4.10†	Form of Unit Agreement.

4.11†	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of CBIZ CPAs P.C., Independent Registered Public Accounting Firm.

23.2*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

25.1+	Statement of Eligibility of Trustee under the Indenture.

107*	Filing Fee Table.

†	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
*	Filed herewith.
+	To be filed separately under the electronic form type 305B2, if applicable.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 29, 2026.

VIKING THERAPEUTICS, INC.

By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Brian Lian, Ph.D. and Greg Zante, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Lian, Ph.D.	President, Chief Executive Officer, and Director	July 29, 2026
Brian Lian, Ph.D.	(Principal Executive Officer)

/s/ Greg Zante	Chief Financial Officer	July 29, 2026
Greg Zante	(Principal Financial and Accounting Officer)

/s/ Lawson Macartney, DVM, Ph.D.	Director	July 29, 2026
Lawson Macartney, DVM, Ph.D.

/s/ Matthew W. Foehr	Director	July 29, 2026
Matthew W. Foehr

/s/ Charles A. Rowland, Jr.	Director	July 29, 2026
Charles A. Rowland, Jr.

/s/ J. Matthew Singleton	Director	July 29, 2026
J. Matthew Singleton

/s/ S. Kathy Rouan, Ph.D.	Director	July 29, 2026
S. Kathy Rouan, Ph.D.